Exhibit 1.1

Execution Version

$275,000,000
OASIS PETROLEUM INC. 2.625% CONVERTIBLE NOTES DUE 2023
Underwriting Agreement
September 14, 2016
To the Representative
named in Schedule I
hereto of the several
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

Oasis Petroleum Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the principal amount of its securities identified in Schedule I hereto (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional principal amount of securities set forth in Schedule I hereto to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, hereinafter called the “Securities”). The Securities are convertible into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company at the conversion price set forth in the Final Prospectus. The Securities are to be issued under an indenture dated as of November 10, 2011, as amended and supplemented to date (the “Base Indenture”), among the Company, the guarantors listed in Schedule V hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as further amended and supplemented by the Sixth Supplemental Indenture thereto to be dated as of September 19, 2016 (the “Supplemental Indenture”) among the Company, the Guarantors and the Trustee. The Base Indenture as amended and supplemented by the Supplemental Indenture is referred to herein as the “Indenture.” The Securities will be guaranteed on an unsecured senior basis pursuant to guarantees (the “Guarantees”) by each of the Guarantors as set forth in the Indenture.
To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
1.Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:
(a)Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.
(b)Disclosure Package. The Disclosure Package at the Execution Time, and at the Closing Date or any Additional Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Disclosure Package.
(c)Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Final Prospectus, (iv) the documents listed on Schedule III and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not at the Execution Time, and at the Closing Date or any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus included, and on the Closing Date or any Additional Closing Date, as the case may be, no Issuer Free Writing Prospectus will include, any information that conflicts with information in the Registration Statement or the Preliminary Prospectus.

(d)Registration Statement and Final Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; such Registration Statement became effective upon filing with the Commission under the Securities Act and is effective; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date or any Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Disclosure Package and the Final Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter as of the date of this Agreement consists of the information described as such in Section 1(b) hereof.
(e)Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Final Prospectus and the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)Financial Statements. The historical consolidated financial statements (including the related notes and supporting schedules, if any) of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates and for the periods specified; such financial statements have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Securities Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the information stated therein. All disclosures contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Any other financial information included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(g)No Material Adverse Change. Except as set forth in each of the Registration Statement, the Disclosure Package and Final Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Disclosure Package and Final Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, capitalization or long-term debt of the Company and its subsidiaries, taken as a whole.
(h)Organization and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease, operate or hold its property and to conduct its business and to enter into and assume the liabilities and obligations assumed or to be assumed by it pursuant to the Transaction Documents (as defined below) to which it is a party, as described in each of the Registration Statement, Disclosure Package and Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except to the extent the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, stockholders’ equity, results of operations, or prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”).
(i)Organization and Good Standing of the Subsidiaries. The Company has no subsidiaries other than those identified on Schedule VI. Each subsidiary of the Company, including the Guarantors, has been duly incorporated, formed or organized, as applicable, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable (such jurisdictions listed on Schedule VI), has the corporate or other power and authority to own, lease, operate or hold its property and to conduct its business, and to enter into and assume the liabilities and obligations assumed or to be assumed by it pursuant to the Transaction Documents to which it is a party, as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification (such jurisdictions listed on Schedule VI), except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company does not own, directly or indirectly, equity securities or other ownership interests of any entity other than its interests in such subsidiaries.

(j)Capitalization. The table under the heading “Capitalization” in each of the Registration Statement, the Disclosure Package and the Final Prospectus sets forth as of the date of such table, (i) the actual capitalization of the Company and its subsidiaries on a consolidated basis and (ii) the as adjusted capitalization of the Company and its subsidiaries on a consolidated basis, after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus under the section entitled “Use of Proceeds.” The limited liability company agreements governing all limited liability company interests of each subsidiary of the Company have been validly executed and delivered, and all capital contributions required under such limited liability company agreements have been paid in full; and all of the limited liability company interests of each subsidiary of the Company have been duly and validly authorized and issued, fully paid and are non-assessable, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as otherwise described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, including liens under the Second Amended and Restated Credit Agreement, dated as of April 5, 2013, by and among the Company, Oasis Petroleum LLC, Oasis Petroleum North America LLC, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders party thereto, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of September 3, 2013, as further amended by the Second Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2014, as further amended by the Third Amendment to Second Amended and Restated Credit Agreement, dated as of April 13, 2015, as further amended by the Fourth Amendment to Second Amended and Restated Credit Agreement, dated November 13, 2015, as further amended by the Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of February 23, 2016 and as further amended by the Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of August 8, 2016 (as so amended, the “Credit Agreement”).
(k)Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”), to the extent it is a party thereto, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby or hereby has been duly and validly taken.
(l)The Base Indenture and the Supplemental Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and constitutes, and as of the Closing Date will constitute, a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability (collectively, the “Enforceability Exceptions”); the Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Supplemental Indenture will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
(m)The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the Indenture.
(n)Authorized Shares; Preemptive Rights. The Company has all the requisite corporate power and authority to issue the Common Stock issuable upon conversion of the Securities. The Common Stock has been duly and validly authorized by the Company and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Common Stock will not be subject to any preemptive or similar rights.
(o)Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
(p)Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Final Prospectus.
(q)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(r)No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (and the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such conflict, breach, violation, default, lien, charge or encumbrance described in clauses (i) and (iii) above, which would not, individually or in the aggregate, have a Material Adverse Effect.
(s)No Consents Required. No consent, approval, authorization, order, filing, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (and the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, those required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
(t)Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party (or with respect to any of the foregoing in existence on the date hereof, to which the Company or any of its subsidiaries could reasonably be expected to become a party) or to which any property of the Company or any of its subsidiaries is subject (or with respect to any of the foregoing in existence on the date hereof, to which any such property could reasonably be expected to become subject) other than (i) as accurately described in each of the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) that, individually or in the aggregate, would not have a Material Adverse Effect; and, to the knowledge of the Company and each of the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.
(u)Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by Regulation S-X.
(v)Title to Real and Personal Property. Each of the Company and its subsidiaries has (i) good and defensible title to all of its oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company or its subsidiaries consistent with the reasonable practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (ii) good and marketable title to all other real and personal property owned by the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Disclosure Package and the Final Prospectus or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases under which the Company or any of its subsidiaries holds or uses properties are in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession or use of the leased or subleased premises. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company reflect in all material respects the right of the Company to explore, develop or receive production from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce for hydrocarbons.
(w)Rights-of-Way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and its subsidiaries to conduct their business in the manner described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in each of the Registration Statement, the Disclosure Package and the Final Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.
(x)Title to Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(y)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, equityholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement that is not described or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus. There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.
(z)Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds,” none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
(aa)Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed through the date of this Agreement (taking into account timely filed extensions) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The Company and its subsidiaries have filed all other tax returns that are required to have been filed through the date of this Agreement (taking into account timely filed extensions) pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except (i) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, or (ii) insofar as the failure to pay would not result in a Material Adverse Effect.
(bb)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities necessary to own or lease their respective properties and to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, nonrenewal or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(cc)    No Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of the Guarantors, is threatened or imminent, except for any such disturbance or dispute that would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Guarantor is aware of any existing, threatened or imminent labor disturbance by or dispute with the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, manufacturers, contractors or consultants, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(dd)    Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive such required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities arising under Environmental Laws with respect to the operations or properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Company or its subsidiaries) that would, individually or in the aggregate, have a Material Adverse Effect.
(ee)    Compliance with ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code of 1986) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
(ff)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(gg)    Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries (A) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and (B) maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company has no reason to believe that there has been any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(hh)    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus.
(ii)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(jj)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.
(kk)    Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ll)    Solvency. On and immediately after the Closing Date or any Additional Closing Date, as the case may be, each of the Company and each of the Guarantors (after giving effect to the issuance of the Securities (and the Guarantees) and the other transactions related thereto as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities (and the Guarantees) as contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.
(mm)    No Restrictions on Subsidiaries. Except as set forth in Section 9.04 of the Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity securities or similar ownerships interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(nn)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(oo)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.
(pp)    No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(qq)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. Each of the Company and its subsidiaries does not own, and none of the proceeds from the offering of Securities contemplated hereby will be used directly or indirectly to purchase or carry, any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).
(rr)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ss)    Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused the Company or any Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(tt)    Reserve Engineer; Reserve Report. The information underlying the estimates of the Company’s reserves that was supplied to DeGolyer and MacNaughton (the “Reserve Engineer”) for the purposes of preparing the reserve report and estimates of the proved reserves of the Company referenced, included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus (the “Reserve Report”), including production and costs of operation and estimates of future capital expenditures and other future exploration and development costs, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and prepared in good faith, with a reasonable basis and in accordance with customary industry practices; other than normal production of the reserves, the impact of changes in prices and costs, and fluctuations in demand for oil and natural gas, and except as disclosed in or contemplated by each of the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Company nor any of the Guarantors is aware of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus and as reflected in the Reserve Report; and the estimates of such reserves and the standardized measure of such reserves as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus and reflected in the Reserve Report referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates. The Reserve Engineer was, as of the date of the Reserve Report prepared by it, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.
(uu)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906, related to certifications.
(vv)    Certain Statements and Agreements. The statements relating to legal matters, documents or proceedings included in each of the Registration Statement, the Disclosure Package, the Preliminary Prospectus and the Final Prospectus under the captions “Description of Other Indebtedness”, “Material United States Federal Income Tax Considerations” and “Description of Notes”, as the case may be, in each case are accurate in all material respects and fairly summarize such matters, documents or proceedings. All material contracts, agreements or other documents that are required to be filed with the Commission as exhibits pursuant to the Securities Act or the Exchange Act have been filed as required.
(ww)    Certain Transactions. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Final Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock or equity, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock or equity, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, respectively.
(xx)    Status under the Securities Act. The Company is not an ineligible issuer and has been since the initial filing of the Registration Statement a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.
(yy)    Commission Comments. The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.
(zz)    Lock-Up Agreements. The Company has obtained for the benefit of the Underwriters through the Representative the agreements (each, a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the Company’s directors and “officers” (within the meaning of

Rule 16a-1(f) under the Exchange Act) and each beneficial owner of more than 5% of Common Stock named in Exhibit B hereto.
(aaa)    Stop Transfer Instructions. The Company has, with respect to any Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by any of the parties who have entered into or are required to enter into an agreement in the form of Exhibit A hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the period from the date hereof through and including the date that is 60 days after the date hereof (the “Restricted Period”); and, during the Restricted Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representative.
(bbb)    NYSE Listing. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Securities will have been approved to be listed.
Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2.Purchase and Sale.
(a)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
(b)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the principal amount of Option Securities set forth in Schedule I hereto at the same purchase price set forth in Schedule I hereto (plus accrued interest, if any) for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or electronic notice by the Representative to the Company setting forth the aggregate principal amount of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The aggregate principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total aggregate principal amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to ensure that the Option Securities are not issued in minimum denominations of less than $1,000 or whole multiples thereof.
3.Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.
If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at Three World Financial Center, 200 Vesey Street, New York, New York 10281, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date (such date and time of delivery and payment for the Securities being herein called the “Additional Closing Date”), the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
4.Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
5.Agreements.    The Company agrees with the several Underwriters that:
(a)It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
(c)If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(e)As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(f)The Company will make available to the Underwriters electronically through EDGAR (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the later of (i) the Closing Date and (ii) the expiration of the Prospectus Delivery Period (as defined below) or otherwise relating to the Securities, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Final Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
(g)The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) take any action that could subject them to taxation in any such jurisdiction if they are not otherwise so subject.
(h)The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(i)The Company will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
The restrictions contained in the preceding paragraph shall not apply to (a) the Securities to be sold under this Agreement, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding at the Execution Time and as described in the Disclosure Package and the Final Prospectus, (c) the issuance by the Company of restricted shares of Common Stock or other equity awards, in each case, not exercisable or transferrable during the Restricted Period, pursuant to the Company’s Amended and Restated 2010 Annual Incentive Compensation Plan described in the Disclosure Package and the Final Prospectus, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.
(j)The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(k)The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.
(l)Between the date hereof and the Closing Date or any Additional Closing Date, as the case may be, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.
(m)The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Common Stock issuable upon conversion of the Securities on the New York Stock Exchange (“NYSE”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incidental to the performance by the Company of its obligations hereunder; provided that the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.
6.Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date or any Additional Closing Date, as the case may be, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representative, to the effect that:
(i)The Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion)
(ii)The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Guarantors is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.
(iii)The Company has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities (collectively the “Transaction Documents”) and (ii) carry on its business and own its properties as described in the Registration Statement, the Disclosure Package and the Final Prospectus. Each of the Guarantors has the limited liability company power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Registration Statement, the Disclosure Package and the Final Prospectus.
(iv)Each of the Transaction Documents has been duly authorized, executed and delivered by the Company. Each of the Underwriting Agreement and the Supplemental Indenture has been duly authorized, executed and delivered by each of the Guarantors. The guarantees of the Securities included in the Indenture have been duly authorized by each of the Guarantors.
(v)None of the execution and delivery of, or the incurrence or performance by the Company and the Guarantors (collectively, the “Obligors”) of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, including the issuance of the Common Stock upon the conversion of the Securities, (A) constituted, constitutes or will constitute a violation under any provision of the Delaware Limited Liability Company Act, Delaware General Corporation Law, Regulation T, U or X of the Board of Governors of the Federal Reserve System or the applicable laws of the State of Texas, State of New York or U. S. federal law, (B) constituted, constitutes or will constitute a violation under the certificate of incorporation, certificate of formation, bylaws, operating agreement or limited liability company agreement or any other formation or governing document of the Company or the Guarantors, (C) constituted, constitutes, or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument binding upon the Company or any of the Subsidiaries filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-197440) or, other than the Credit Agreement, any of the agreements and other instruments filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or to any Form 10-Q or Form 8-K of the Company filed since the filing of such Annual Report on Form 10-K and prior to the Closing Date (the “Applicable Agreements”), (D) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to any of the Applicable Agreements, or (E) to such counsel’s knowledge, resulted, results or will result in the contravention of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except for any contravention described in clauses (A), (C) or (D) which would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, stockholders’ equity, results of operations, or prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). With respect to clauses (C) and (E) above, such counsel expresses no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.
(vi)The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Final Prospectus. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the caption “Capitalization.”
(vii)The Securities to be issued and sold by the Company hereunder have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities against payment of the conversion price, will be validly issued, fully paid and nonassessable; and none of the Securities or shares of Common Stock issuable upon conversion thereof are being issued in violation of any preemptive or similar rights pursuant to (i) any of Applicable Agreements, (ii) the certificate of incorporation or bylaws of the Company in effect on the date hereof or (iii) the Delaware General Corporation Law.
(viii)No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the execution and delivery by each of the Company and the Guarantors of, or the performance or incurrence by the Company or the Guarantors of their respective obligations under, the Transaction Documents or the consummation of the transactions thereunder, except (A) as have been or will be obtained or made on or prior to the Closing Date, (B) registration of the Securities under the Securities Act, and qualification of the Indenture under the Trust Indenture Act or (C) where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company and Guarantors to consummate the transactions contemplated by the Transaction Documents.
(ix)The statements under the captions “Description of Other Indebtedness”, “Description of Capital Stock” and “Description of Notes” in the Disclosure Package and the Final Prospectus, insofar as such statements purport to summarize the Indenture and the Securities, fairly summarize the Indenture and the Securities in all material respects, subject to the qualifications and assumptions stated therein.
(x)The statements in the Disclosure Package and the Final Prospectus under the caption “Material United States Federal Income Tax Considerations”, insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
(xi)The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under the laws of the State of New York, except as such enforceability may be limited by the Enforceability Exceptions; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(xii)When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, under the laws of the State of New York, except as such enforceability may be limited by the Enforceability Exceptions.
(xiii)When the Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the guarantees of the Securities included in the Indenture will constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under the laws of the State of New York, except as such enforceability may be limited by the Enforceability Exceptions.
(xiv)The Obligors are not, and immediately after giving effect to the issuance and sale of the Securities pursuant to the Underwriting Agreement and the application of proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Final Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
(xv)In a case properly argued and presented, a Texas court or a United States federal court sitting in Texas and applying Texas conflict of law principles as set out in Chapter 271 of the Texas Business and Commerce Code, would give effect to the provisions of the Securities and the provisions of the Indenture that purport to require that the rights and obligations of the parties thereto are to be governed by and construed in accordance with the laws of the State of New York.
(xvi)Each of the Registration Statement (including the Incorporated Documents), as of its most recent effective date, the Preliminary Prospectus (including the Incorporated Documents), as of its date, and the Final Prospectus (including the Incorporated Documents), as of its date (in each case, other than (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon (and any other financial or accounting data derived therefrom) and (ii) oil and natural gas reserve estimates, in each case included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package or Final Prospectus, as to which such counsel expresses no opinion), appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (except that such counsel expresses no statement or belief as to Regulation S-T).
In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas, the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date or any Additional Closing Date, as the case may be.
(c)    The Representative shall have received from Kirkland & Ellis LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)    The Company shall have furnished to the Representative a certificate of the Company, signed by two executive officers of the Company, dated the Closing Date or any Additional Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be with the same effect as if made on the Closing Date or any Additional Closing Date, as the case may be and the Company has materially complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any Additional Closing Date, as the case may be;
(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(e)    On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the date of this Agreement and the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such date.
(f)    The Representative shall have received, on each of the date hereof and the Closing Date or any Additional Closing Date, as the case may be, a letter dated the respective dates of delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, from the Reserve Engineer, containing statements and information ordinarily included in reserve engineers’ “comfort letters” with respect to the applicable reserve reports and related information contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus.
(g)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(h)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(i)    The shares of Common Stock issuable upon conversion of the Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representative.
(j)    The Company shall have requested and caused DLA Piper LLP, Credit Agreement counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Representative, to the effect that:
(i)    None of the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, including the issuance of the Common Stock upon the conversion of the Securities, (A) constituted, constitutes, or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under the Credit Agreement or (B) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to the Credit Agreement, except for any contravention which would not have a Material Adverse Effect.
(k)    Prior to the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or any Additional Closing Date, as the case may be, by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins LLP, counsel for the Company, at 1001 Fannin Street, Suite 2500, Houston, Texas, 77002, on the Closing Date or any Additional Closing Date, as the case may be.
7.Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i)(A) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through RBC Capital Markets, LLC on demand for all reasonable documented out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.Indemnification and Contribution.
(a)The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus,any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.
(d)In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
9.Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date or any Additional Closing Date, as the case may be, shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i)(A) trading in the Company’s Common Stock shall have been suspended by the Commission or (B) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to: RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; or, if sent to the Company, will be mailed, delivered or telefaxed to (281) 404-9704) and confirmed to it at 1001 Fannin, Suite 1500, Houston, Texas 77002, Attention: Niko Lorentzatos.
13.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
15.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
16.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
17.Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
19.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Base Prospectus” shall mean the base prospectus referred to in the introductory paragraph of this Agreement above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in the introductory paragraph of this Agreement, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date or any Additional Closing Date, as the case may be, shall also mean such registration statement as so amended.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,

OASIS PETROLEUM INC.
/s/ Michael H. Lou
Name: Michael H. Lou Title: EVP and Chief Financial Officer

OASIS PETROLEUM LLC OASIS PETROLEUM NORTH AMERICA LLC OASIS PETROLEUM MARKETING LLC OASIS WELL SERVICES LLC OASIS MIDSTREAM SERVICES LLC
/s/ Michael H. Lou
Name: Michael H. Lou Title: EVP and Chief Financial Officer

RBC Capital Markets, LLC
By:	/s/ Nathaniel J. Raggette

Name:	Nathaniel J. Raggette
Title:	Managing Director

For itself and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I
Underwriting Agreement dated September 14, 2016
Registration Statement No. 333-197440
Representative:     RBC Capital Markets, LLC
Title, Purchase Price and Description of Securities:
Title: 2.625% Convertible Notes due 2023
Principal amount of Underwritten Securities: $275,000,000
Purchase price (include accrued
interest or amortization, if
any): 97.375% plus accrued interest from September 19, 2016
Principal Amount of Option Securities: $25,000,000
Closing Date, Time and Location: September 19, 2016 at 10:00 a.m. at Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas, 77002.
Type of Offering: Non-Delayed
Date referred to in Section 5(i) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s): November 14, 2016
Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(e) at the Execution Time: None.

SCHEDULE II

Underwriters	Principal Amount of Underwritten Securities to be Purchased
RBC Capital Markets, LLC	$86,436,000
Citigroup Global Markets Inc.	$58,928,000
Wells Fargo Securities, LLC	$25,339,000
J.P. Morgan Securities LLC	$21,214,000
Deutsche Bank Securities Inc.	$10,017,000
Goldman, Sachs & Co.	$10,017,000
Tudor, Pickering, Holt & Co. Securities, Inc.	$7,071,000
BBVA Securities Inc.	$4,714,000
Capital One Securities, Inc.	$4,714,000
CIBC World Markets Corp.	$4,714,000
Citizens Capital Markets, Inc.	$4,714,000
Credit Suisse Securities (USA) LLC	$4,714,000
Evercore Group L.L.C.	$4,714,000
Heikkinen Energy Securities, LLC	$4,714,000
ING Financial Markets LLC	$4,714,000
Johnson Rice & Company L.L.C.	$4,714,000
U.S. Bancorp Investments, Inc.	$4,714,000
BOK Financial Securities, Inc.	$2,357,000
BB&T Capital Markets	$2,357,000
Comerica Securities, Inc.	$2,357,000
IBERIA Capital Partners L.L.C.	$1,767,000
Total	$275,000,000

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package

1. Final Term Sheet set forth in Schedule IV hereto.

SCHEDULE IV
Final Term Sheet
[See attached]

Issuer Free Writing Prospectus dated September 14, 2016
Filed by: Oasis Petroleum Inc.
Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement on Form S-3: No. 333-197440

PRICING TERM SHEET
Dated as of September 14, 2016

Oasis Petroleum Inc.
2.625% Convertible Senior Notes due 2023
The information in this pricing term sheet relates to offering by Oasis Petroleum Inc. of 2.625% Convertible Senior Notes due 2023 (the “Notes”) and should be read together with the applicable preliminary prospectus supplement dated September 13, 2016 (including the documents incorporated by reference therein and the base prospectus dated July 15, 2014 in respect thereof) relating to such offerings.  The information in this pricing term sheet supersedes the information in the preliminary prospectus supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the applicable preliminary prospectus supplement.

Issuer:	Oasis Petroleum Inc.

NYSE Symbol:	OAS

Securities Offered:	2.625% Convertible Senior Notes due 2023

Offering Size:	$275,000,000 aggregate principal amount (or $300,000,000 aggregate principal amount if the underwriters exercise their over-allotment option in full)

	Per Note	Total
Public offering price (1)	$1,000.00	$275,000,000.00
Underwriting discounts and commissions	$26.25	$7,218,750.00
Proceeds, before expenses, to the Issuer	$973.75	$267,781,250.00

(1) Plus accrued interest, if any, from September 19, 2016.

Maturity:	September 15, 2023, unless earlier repurchased, redeemed or converted

Interest Rate:	2.625% per annum payable semiannually in arrears in cash

Interest Payment Dates:	March 15 and September 15, beginning on March 15, 2017

Optional Redemption
The Issuer may not redeem the Notes prior to September 15, 2020. On or after September 15, 2020, the Issuer may redeem for cash all or part of the notes, if the last reported sale price per share of its common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on and including the trading day immediately preceding the date on which the Issuer provides the notice of redemption, including the last trading day for such 30 consecutive trading day period, in each case exceeds 130% of the conversion price for the Notes on each applicable trading day. The redemption price will equal 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Initial Conversion Rate:	76.3650 shares of common stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $13.10 per share of common stock

Conversion Premium:	Approximately 35.0% above the closing price of the Issuer’s common stock on the NYSE on September 13, 2016 ($9.70)

Make-Whole Premium Upon Conversion Upon a Make-Whole Fundamental Change or Notice of Redemption:
If certain corporate events as described in the preliminary prospectus supplement for the Notes occur at any time prior to the maturity date, each of which is referred to as a “make-whole fundamental change,” or the Issuer gives a notice of redemption with respect to the Notes as provided in the preliminary prospectus supplement, the conversion rate for any Notes converted following such make-whole fundamental change or notice of redemption will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of common stock. The number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes will be determined by reference to the following table and is based on the effective date of such make-whole fundamental change or the date of the notice of redemption, as the case may be, and the applicable “stock price” (as defined in the preliminary prospectus supplement for the Notes) per share of common stock for the make-whole fundamental change or on the date of the notice of redemption, as the case may be:

	Stock Price
Effective Date/ Date of Redemption Notice	$9.70	$11.50	$13.10	$15.00	$17.00	$20.00	$25.00	$30.00	$35.00	$45.00	$55.00	$65.00

September 19, 2016	26.7277	21.3852	16.9405	13.1727	10.3418	7.4320	4.5436	2.8983	1.8823	0.7678	0.2344	0.0000
September 15, 2017	26.7277	21.1696	16.6031	12.7687	9.9182	7.0275	4.2116	2.6430	1.6926	0.6747	0.2042	0.0000
September 15, 2018	26.7277	20.8470	16.1336	12.2253	9.3600	6.5045	3.7936	2.3273	1.4609	0.5609	0.1616	0.0000
September 15, 2019	26.7277	20.3530	15.4603	11.4700	8.6024	5.8135	3.2604	1.9367	1.1817	0.4280	0.1124	0.0000
September 15, 2020	26.7277	19.5896	14.4649	10.3873	7.5435	4.8830	2.5836	1.4660	0.8600	0.2856	0.0625	0.0000
September 15, 2021	26.7277	18.3417	12.8901	8.7313	5.9859	3.5960	1.7364	0.9273	0.5189	0.1527	0.0216	0.0000
September 15, 2022	26.7277	16.1670	10.1122	5.9387	3.5588	1.8360	0.7748	0.3937	0.2137	0.0542	0.0033	0.0000
September 15, 2023	26.7277	10.5916	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:
• If the stock price is between two stock prices in the table or the effective date or date of redemption notice, as the case may be, is between two specified dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later specified dates, as applicable, based on a 365-day year.
• If the stock price is greater than $65.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
• If the stock price is less than $9.70 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, the conversion rate will not be increased to more than 103.0927 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes— Conversion Rights—Conversion Rate Adjustments” in the preliminary prospectus supplement for the Notes.

Trade Date:	September 14, 2016

Settlement Date:	September 19, 2016

CUSIP/ISIN:	674215 AJ7 / US674215AJ77

Joint Book-Running Managers:	RBC Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities LLC.

The Issuer has filed a registration statement, including a prospectus, and a preliminary prospectus supplement with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus and preliminary prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the prospectus, the preliminary prospectus supplement, and the final prospectus supplement when available, may be obtained by contacting RBC Capital Markets, LLC, Attention: Prospectus Department, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, or by email to equityprospectus@rbccm.com or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE V
Guarantors

Guarantors
Name of Subsidiary	Jurisdiction of Organization

Oasis Petroleum LLC	Delaware

Oasis Petroleum North America, LLC	Delaware

Oasis Petroleum Marketing LLC	Delaware

Oasis Well Services LLC	Delaware

Oasis Midstream Services LLC	Delaware

SCHEDULE VI
Subsidiaries

Subsidiary	Jurisdiction of Organization	Foreign Qualifications	Beneficial Ownership by the Company
Oasis Petroleum LLC	Delaware	Texas	100%
Oasis Petroleum North America LLC	Delaware	Montana, North Dakota, South Dakota and Texas	100%
Oasis Petroleum International LLC	Delaware	None	100%
Oasis Petroleum Columbia LLC	Delaware	None	100%
Oasis Petroleum Marketing LLC	Delaware	Minnesota, Montana, North Dakota, South Dakota and Texas	100%
Oasis Well Services LLC	Delaware	Montana, North Dakota, South Dakota and Texas (assumed name- Oasis Pumping Company LLC)	100%
Oasis Midstream Services LLC	Delaware	Montana, North Dakota, South Dakota and Texas	100%

Schedule 1

EXHIBIT A
Form of Lockup Agreement
RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, NY 10281

Ladies and Gentlemen:

The undersigned understands that you (the “Representative”) and certain other firms (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Oasis Petroleum, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of convertible notes (the “Securities”) convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer pursuant to clause (b), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned; provided that in the case of any distribution pursuant to clause (c), (i) each distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common

Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (e) transfers of Common Stock by all officers and directors of the Company of no more than an aggregate of 200,000 shares of Common Stock.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

If the Underwriting Agreement is not executed by the parties thereto prior to September 15, 2016, this lock-up letter shall automatically terminate and become null and void.

Regardless of whether the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name)

(Address)

EXHIBIT B
List of Parties Subject to Lock-Up Agreements
Thomas B. Nusz
Taylor L. Reid
William J. Cassidy
Ted Collins, Jr.
John E. Hagale
Michael McShane
Bobby S. Shackouls
Douglas E. Swanson, Jr.
Michael H. Lou
Nickolas J. Lorentzatos

Annex B-1